Filed pursuant to Rule 433

Registration Statement Nos. 333-224495 and 333-224495-03

CitiFirst

Offerings Brochure for Citi Personal Wealth Management
July 2022

2	CitiFirst Offerings Brochure | July 2022

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Collared Floating Rate Notes (3 Years)	4
Market-Linked Securities Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2 Years)	5
Market-Linked Notes Linked to the S&P 500® Index (5 Years)	6
Market-Linked Securities Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years)	7

CitiFirst Performance Investments

Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc.	8
Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.	10
Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of McDonald’s Corporation and Visa Inc.	12
Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust	14
Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ Trust™, Series 1 and the SPDR® S&P 500® ETF Trust	16
Enhanced Barrier Digital Plus Securities Linked to the SPDR® S&P 500® ETF Trust	18
Buffer Securities Linked to the iShares® Russell 2000 ETF	20

General Overview of Investments	22
Important Information for the Monthly Offerings	23
Overview of Key Benefits and Risks of CitiFirst Investments	24
Additional Considerations	25

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | July 2022	3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and may be appropriate for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount and in some cases may be zero

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and may be appropriate for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and may be appropriate for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4	CitiFirst Offerings Brochure | July 2022

Collared Floating Rate Notes (3 Years)

Indicative Terms*
Issuer:	Citigroup Inc. Upon at least 15 business days’ notice, any wholly owned subsidiary of Citigroup Inc. may, without the consent of any holder of the notes, assume Citigroup Inc.’s obligations under the notes, and in such event Citigroup Inc. shall be released from its obligations under the notes, subject to certain conditions, including the condition that Citigroup Inc. fully and unconditionally guarantee all payments under the notes.

Stated principal amount:	$1,000 per note

Pricing date:	July 19, 2022

Original issue date:	July 21, 2022

Maturity date:	July 21, 2025. If the maturity date is not a business day, then such date will be postponed to the next succeeding business day.

Principal due at maturity:	Full principal amount due at maturity

Payment at maturity:	$1,000 per note plus any accrued and unpaid interest

Interest rate per annum:	For each interest period, the notes will bear interest at a floating rate per annum equal to SOFR (compounded daily over the relevant observation period as described under “Determination of SOFR” below), subject to a minimum interest rate of 3.00% per annum and a maximum interest rate of 7.20% per annum for any interest period

Observation period:	For each interest period, the period from, and including, the date two U.S. government securities business days preceding the first date in such interest period to, but excluding, the date two U.S. government securities business days preceding the interest payment date for such interest period. The observation period will not be adjusted if any interest payment date is postponed.

Interest payment dates:	The 21st of each January, April, July and October, commencing on October 21, 2022 and ending on the maturity date. In the event that any interest payment date is not a business day, then such date will be postponed to the next succeeding business day.

U.S. government securities business day:	Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities

Business day convention:	Following

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17290AES5

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term floating rate-linked investment	• A holding period of approximately three years

• Full principal amount due at maturity

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	5

Market-Linked Securities Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (2 Years)

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc

Index:	The Citi Dynamic Asset Selector 5 Excess Return Index (ticker symbol: “CIISDA5N”)

Stated principal amount:	$1,000 per security

Pricing date:	July 25, 2022

Issue date:	July 28, 2022

Valuation date:	July 25, 2024, subject to postponement if such date is not an index business day

Maturity date:	July 30, 2024

Payment at maturity:	You will receive at maturity for each security you then hold, the stated principal amount plus the return amount, which will be either zero or positive

Return amount:	• If the final index level is greater than the initial index level:

$1,000 x the index return x the upside participation rate

• If the final index level is less than or equal to the initial index level:

$0

Initial index level:	, the closing level of the Index on the pricing date

Final index level:	The closing level of the Index on the valuation date

Upside participation rate:	At least 100.00%. The actual upside participation rate will be determined on the pricing date.

Index return:	(i) The final index level minus initial index level, divided by (ii) the initial index level

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330PCA5

Investor Profile

Investor Seeks:	Investor Can Accept:

• A short-term equity index-linked investment	• A holding period of approximately two years

• Full principal amount due at maturity

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6	CitiFirst Offerings Brochure | July 2022

Market-Linked Notes Linked to the S&P 500® Index (5 Years)

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc

Underlying:	The S&P 500® Index

Stated principal amount:	$1,000 per security

Pricing date:	July 27, 2022

Issue date:	August 1, 2022

Valuation date:	July 27, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	July 30, 2027

Payment at maturity:

You will receive at maturity for each note you then hold:

•   If the final underlying value is greater than the initial underlying value:

$1,000 x the return amount, subject to the maximum return at maturity

•   If the final underlying value is less than or equal to the initial underlying value:

$1,000

Initial underlying value:	, the closing value of the underlying on the pricing date

Final underlying value:	The closing value of the underlying on the valuation date

Return amount:	$1,000 x the underlying return x the upside participation rate

Upside participation rate:	100%

Underlying return:	(i) The underlying value level minus initial underlying value, divided by (ii) the initial underlying value

Maximum return at maturity:	The maximum return at maturity will be determined on the pricing date and will be at least $450.00 per note (at least 45.00% of the stated principal amount). The payment at maturity per note will not exceed the stated principal amount plus the maximum return at maturity.

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330PK99

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term equity index-linked investment	• A holding period of approximately 5 years

• Full principal amount due at maturity

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	7

Market-Linked Securities Linked to the Citi Dynamic Asset Selector 5 Excess Return Index (3.5 Years)

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc

Index:	The Citi Dynamic Asset Selector 5 Excess Return Index (ticker symbol: “CIISDA5N”)

Stated principal amount:	$1,000 per security

Pricing date:	July 28, 2022

Issue date:	August 2, 2022

Valuation date:	January 28, 2026, subject to postponement if such date is not an index business day

Maturity date:	February 2, 2026

Payment at maturity:	You will receive at maturity for each security you then hold, the stated principal amount plus the return amount, which will be either zero or positive

Return amount:

•   If the final index level is greater than the initial index level:

$1,000 x the index return x the upside participation rate

•   If the final index level is less than or equal to the initial index level:

$0

Initial index level:	, the closing level of the Index on the pricing date

Final index level:	The closing level of the Index on the valuation date

Upside participation rate:	At least 300.00%. The actual upside participation rate will be determined on the pricing date.

Index return:	(i) The final index level minus initial index level, divided by (ii) the initial index level

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330PNN5

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term equity index-linked investment	• A holding period of approximately 3.5 years

• Full principal amount due at maturity

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8	CitiFirst Offerings Brochure | July 2022

Autocallable Contingent Coupon Equity Linked Securities Linked to Apple Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying:	Apple Inc.

Stated principal amount:	$1,000 per security

Pricing date:	July 20, 2022

Issue date:	July 25, 2022

Valuation date:	October 20, 2022, January 20, 2023, April 20, 2023, July 20, 2023, October 20, 2023 and January 22, 2024 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, January 25, 2024

Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date

Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):

•   I If the final underlying value is greater than or equal to the final barrier value:

$1,000

•   If the final underlying value is less than the final barrier value:

a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)

If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).

Initial underlying value:	$ , the closing value of the underlying on the pricing date

Final underlying value:	The closing value of the underlying on the final valuation date

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	9

Coupon barrier value:	$ , 65.00% of the initial underlying value

Final barrier value:	$ , 65.00% of the initial underlying value

Equity ratio:	, the stated principal amount divided by the initial underlying value

Listing:	The securities will not be listed on any securities exchange

Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Automatic early redemption:	If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:	The valuation dates scheduled to occur on October 20, 2022, January 20, 2023, April 20, 2023, July 20, 2023 and October 20, 2023

CUSIP:	17330DFG6

Investor Profile

Investor Seeks:	Investor Can Accept:

• A short-term equity-linked investment	• A holding period of approximately 1.5 years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10	CitiFirst Offerings Brochure | July 2022

Autocallable Contingent Coupon Equity Linked Securities Linked to Amazon.com, Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying:	Amazon.com, Inc.

Stated principal amount:	$1,000 per security

Pricing date:	July 21, 2022

Issue date:	July 26, 2022

Valuation date:	October 21, 2022, January 23, 2023, April 21, 2023, July 21, 2023, October 23, 2023 and January 22, 2024 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, January 25, 2024

Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date

Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 8.00% per annum) (to be determined on the pricing date) if and only if the closing value of the underlying on the immediately preceding valuation date is greater than or equal to the coupon barrier value. If the closing value of the underlying on any valuation date is less than the coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the underlying on one or more valuation dates is less than the coupon barrier value and, on a subsequent valuation date, the closing value of the underlying on that subsequent valuation date is greater than or equal to the coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the underlying on a valuation date is less than the coupon barrier value and the closing value of the underlying on each subsequent valuation date up to and including the final valuation date is less than the coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):

•   I If the final underlying value is greater than or equal to the final barrier value:

$1,000

•   If the final underlying value is less than the final barrier value:

a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)

If the securities are not automatically redeemed prior to maturity and the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).

Initial underlying value:	$ , the closing value of the underlying on the pricing date

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	11

Final underlying value:	The closing value of the underlying on the final valuation date

Coupon barrier value:	$ , 60.00% of the initial underlying value

Final barrier value:	$ , 60.00% of the initial underlying value

Equity ratio:	, the stated principal amount divided by the initial underlying value

Listing:	The securities will not be listed on any securities exchange

Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Automatic early redemption:	If, on any potential autocall date, the closing value of the underlying is greater than or equal to the initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:	The valuation dates scheduled to occur on October 21, 2022, January 23, 2023, April 21, 2023, July 21, 2023 and October 23, 2023

CUSIP:	17330DEM4

Investor Profile

Investor Seeks:	Investor Can Accept:

• A short-term equity-linked investment	• A holding period of approximately 1.5 years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12	CitiFirst Offerings Brochure | July 2022

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of McDonald’s Corporation and Visa Inc.

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlyings:	Underlying	Initial underlying value*	Coupon barrier value**	Final barrier value**	Equity ratio***
	McDonald’s Corporation	$	$	$
	Visa Inc.	$	$	$

* For each underlying, its closing value on the pricing date
** For each underlying, 70.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value

Stated principal amount:	$1,000 per security

Pricing date:	July 21, 2022

Issue date:	July 26, 2022

Valuation dates:	October 21, 2022, January 23, 2023, April 21, 2023, July 21, 2023, October 23, 2023, January 22, 2024, April 22, 2024, July 22, 2024, October 21, 2024, January 21, 2025, April 21, 2025 and July 21, 2025 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, July 24, 2025

Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date

Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 2.00% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 8.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	13

Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):

• If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value:

$1,000

• If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value:

a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).

Listing:	The securities will not be listed on any securities exchange

Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Automatic early redemption:	If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:	The valuation dates scheduled to occur on October 21, 2022, January 23, 2023, April 21, 2023, July 21, 2023, October 23, 2023, January 22, 2024, April 22, 2024, July 22, 2024, October 21, 2024, January 21, 2025 and April 21, 2025

Final underlying value:	For each underlying, its closing value on the final valuation date

Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date

Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value

CUSIP:	17330DGR1

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term equity-linked investment	• A holding period of approximately three years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14	CitiFirst Offerings Brochure | July 2022

Dual Directional Barrier Securities Linked to the SPDR® S&P 500® ETF Trust

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying:	SPDR® S&P 500®® ETF Trust

Stated principal amount:	$1,000 per security

Pricing date:	July 25, 2022

Issue date:	July 28, 2022

Valuation date:	January 27, 2025, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	January 30, 2025

Payment at maturity:	You will receive at maturity for each security you then hold:

• If the final underlying value is greater than or equal to the initial underlying value:

$1,000 + the upside return amount, subject to the maximum upside return

• If the final underlying value is less than the initial underlying value but greater than or equal to the final barrier value:

$1,000 + the absolute return amount

• If the final underlying value is less than the final barrier value:

a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those underlying shares based on the final underlying value)

If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) expected to be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Initial underlying value:	$ , the closing value of the underlying on the pricing date

Final underlying value:	The closing value of the underlying on the valuation date

Final barrier value:	$ , 70% of the initial underlying value

Equity ratio:	, the stated principal amount divided by the initial underlying value

Upside return amount:	$1,000 x the underlying return x the upside participation rate

Upside participation rate:	100.00%

Absolute return amount:	$1,000 x the absolute value of the underlying return

Underlying return:	(i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value

Maximum upside return:	The maximum upside return will be determined on the pricing date and will be equal to at least $250 per security (at least 25% of the stated principal amount).

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330DHE9

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	15

Investor Profile

Investor Seeks:	Investor Can Accept:

• A short-term equity-linked investment	• A holding period of approximately 2.5 years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16	CitiFirst Offerings Brochure | July 2022

Autocallable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the Invesco QQQ Trust™, Series 1 and the SPDR® S&P 500® ETF Trust

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlyings:	Underlying	Initial underlying value*	Coupon barrier value**	Final barrier value**	Equity ratio***
	Invesco QQQ Trust™, Series 1	$	$	$
	SPDR® S&P 500® ETF Trust	$	$	$

* For each underlying, its closing value on the pricing date
** For each underlying, 75.00% of its initial underlying value
*** For each underlying, the stated principal amount divided by its initial underlying value

Stated principal amount:	$1,000 per security

Pricing date:	July 26, 2022

Issue date:	July 29, 2022

Valuation dates:	October 26, 2022, January 26, 2023, April 26, 2023, July 26, 2023, October 26, 2023 and January 26, 2024 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, January 31, 2024

Contingent coupon payment dates:	The fifth business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date

Contingent coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to at least 1.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of at least 7.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on one or more valuation dates is less than its coupon barrier value and, on a subsequent valuation date, the closing value of the worst performing underlying on that subsequent valuation date is greater than or equal to its coupon barrier value, your contingent coupon payment for that subsequent valuation date will include all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value and the closing value of the worst performing underlying on each subsequent valuation date up to and including the final valuation date is less than its coupon barrier value, you will not receive the unpaid contingent coupon payments in respect of those valuation dates

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	17

Payment at maturity:	If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):

• If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value:

$1,000

• If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value:

a fixed number of underlying shares of the worst performing underlying on the final valuation date equal to its equity ratio (or, if we elect, the cash value of those shares based on its final underlying value)

If the securities are not automatically redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments).

Listing:	The securities will not be listed on any securities exchange

Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal

Automatic early redemption:	If, on any potential autocall date, the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value, each security you then hold will be automatically called on that potential autocall date for redemption on the immediately following contingent coupon payment date for an amount in cash equal to $1,000.00 plus the related contingent coupon payment. The automatic early redemption feature may significantly limit your potential return on the securities. If the worst performing underlying performs in a way that would otherwise be favorable, the securities are likely to be automatically called for redemption prior to maturity, cutting short your opportunity to receive contingent coupon payments. The securities may be automatically called for redemption as early as the first potential autocall date specified below.

Potential autocall dates:	The valuation dates scheduled to occur on October 26, 2022, January 26, 2023, April 26, 2023, July 26, 2023 and October 26, 2023

Final underlying value:	For each underlying, its closing value on the final valuation date

Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date

Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value

CUSIP:	17330DFM3

Investor Profile

Investor Seeks:	Investor Can Accept:

• A short-term equity-linked investment	• A holding period of approximately 1.5 years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18	CitiFirst Offerings Brochure | July 2022

Enhanced Barrier Digital Plus Securities Linked to the SPDR® S&P 500® ETF Trust

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying:	The SPDR® S&P 500® ETF Trust

Stated principal amount:	$1,000 per security

Pricing date:	July 27, 2022

Issue date:	August 1, 2022

Valuation date:	July 27, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	July 30, 2027,

Payment at maturity:	You will receive at maturity for each security you then hold:

• If the final underlying value is greater than or equal to the final barrier value: $1,000 + the greater of (i) the digital return amount and (ii) $1,000 x the underlying return

•   If the final underlying value is less than the final barrier value:

a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value)

If the final underlying value is less than the final barrier value, you will receive underlying shares (or, in our sole discretion, cash) that will be worth significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.

Initial underlying value:	, the closing value of the underlying on the pricing date

Final underlying value:	The closing value of the underlying on the valuation date

Final barrier value:	, 80.00% of the initial underlying value

Equity ratio:	, the stated principal amount divided by the initial underlying value

Digital return amount:	At least $170.00 per security (representing a digital return equal to at least 17.00% of the stated principal amount) (to be determined on the pricing date). You will receive the digital return amount only if the final underlying value is greater than or equal to the final barrier value.

Underlying return:	(i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330DFL5

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	19

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term equit-linked investment	• A holding period of approximately 5 years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20	CitiFirst Offerings Brochure | July 2022

Buffer Securities Linked to the iShares® Russell 2000 ETF

Indicative Terms*

Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.

Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying:	The iShares® Russell 2000 ETF

Stated principal amount:	$1,000 per security

Pricing date:	July 27, 2022

Issue date:	August 1, 2022

Valuation date:	July 27, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	July 30, 2027

Payment at maturity:	You will receive at maturity for each security you then hold: • If the final underlying value is greater than the initial underlying value:

$1,000 + the return amount, subject to the maximum return at maturity

• If the final underlying value is less than or equal to the initial underlying value but greater than or equal to the final buffer value:

$1,000

•   If the final underlying value is less than the final buffer value: a fixed number of underlying shares of the underlying equal to the equity ratio (or, if we elect, the cash value of those shares based on the final underlying value) + the cash buffer

If the final underlying value is less than the final buffer value, which means that the underlying has depreciated from the initial underlying value by more than the buffer percentage, you will receive underlying shares (or, in our sole discretion, cash) and a cash buffer at maturity that together will be worth less than the stated principal amount of your securities.

Initial underlying value:	$ , the closing value of the underlying on the pricing date

Final underlying value:	The closing value of the underlying on the valuation date

Equity ratio:	, the stated principal amount divided by the initial underlying value

Return amount:	$1,000 x the underlying return x the upside participation rate

Upside participation rate:	150.00%

Underlying return:	(i) The final underlying value minus the initial underlying value, divided by (ii) the initial underlying value

Maximum return at maturity:	The maximum return at maturity will be determined on the pricing date and will be at least $500.00 per security (at least 50.00% of the stated principal amount). The payment at maturity per security will not exceed the stated principal amount plus the maximum return at maturity.

Final buffer value:	$ , 80% of the initial underlying value

Buffer percentage:	20.00%

Cash buffer:	$200.00 in cash per security (equal to the stated principal amount multiplied by the buffer percentage)

Listing:	The securities will not be listed on any securities exchange

CUSIP:	17330DFT8

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | July 2022	21

Investor Profile

Investor Seeks:	Investor Can Accept:

• A medium-term equity-linked investment	• A holding period of approximately five years

• A risk-adjusted equity complement	• The possibility of losing a significant portion of the principal amount invested

•   The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

*

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22	CitiFirst Offerings Brochure | July 2022

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero

Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero

Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon

Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity

Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount

CoBas/PACERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Other-wise, the return equals zero

LASERSSM	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying

Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying

Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

*

All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | July 2022	23

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc.

Issuer’s Registration Statement Numbers: 333-255302 and 333-255302-03

Issuer’s CIK on the SEC Website: 0000200245

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

24	CitiFirst Offerings Brochure | July 2022

Overview of Key Benefits and Risks of CitiFirst Investments

Benefits

•	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

•	Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

•	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

•	Potential for Loss

•	The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

•	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment.

•	Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

•	Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer.

•	Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

•	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment.

•	Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

•	Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

•	Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

•	The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

•	Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | July 2022	25

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchases Prohibited

Employee benefit plans subject to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans are not permitted to purchase structured investments.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i)

the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii)	no consideration is or will be given for the transfer; or

(iii)	the transfer is by operation of law.

Notes

Notes

CitiFirst

To discuss CitiFirst investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7288

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